Exhibit 99.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In accordance with the rules and regulations of the Securities and Exchange Commission, the following Certification shall not be deemed to be filed with the Commission under the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general incorporation by reference of the Annual Report of the UCAR Carbon Savings Plan (the "Plan") on Form 11-K for the year ended December 31, 2002, as filed with the Commission on the date hereof, into any other document filed with the Commission.

         In connection with the Report, I, Corrado F. De Gasperis, Chief Financial Officer of GrafTech International Ltd. (the "Corporation") and Chairman of the Savings Plan Administrative Committee, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Plan.

         A signed original of this written statement required by Section 906 has been provided to the Corporation and will be retained thereby and furnished to the Commission or its staff upon request.


/s/  Corrado F. De Gasperis
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Corrado F. De Gasperis
Chief Financial Officer
Chairman of the Savings Plan Administrative Committee
June 30, 2003